UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2013
YOUNG INNOVATIONS, INC. (Exact name of registrant as specified in its charter)
Missouri (State or other jurisdiction of incorporation)	000-23213 (Commission File Number)	43-1718931 (IRS Employer Identification No.)
13705 Shoreline Court East Earth City, Missouri 63045 (Address of principal executive offices, including Zip Code)
(314) 344-0010 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

At a special meeting of stockholders held on January 30, 2013 (the “Special Meeting”), the stockholders of Young Innovations, Inc., a Missouri corporation (the “Company”), adopted the Agreement and Plan of Merger dated as of December 3, 2012 (the “Merger Agreement”) by and among the Company, Young Innovations Holdings LLC, a Delaware limited liability company (“Parent”), and YI Acquisition Corp., a Missouri corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and approved the merger contemplated thereby (the “Merger”).

On January 31, 2013, the Company filed a summary articles of merger with the Secretary of State of the State of Missouri and completed the Merger, pursuant to which Merger Sub merged with and into the Company, resulting in the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Parent is controlled by private equity funds associated with Linden Capital Partners (“Linden”).

As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares (i) held by the Company in treasury, (ii) owned by Parent or Merger Sub or any of their affiliates, or (iii) held by stockholders who had perfected and not withdrawn a demand for appraisal rights under Missouri law) was cancelled and converted automatically into the right to receive $39.50 in cash (the “Per Share Merger Consideration”), without interest and subject to any tax withholding. In addition, at the effective time, (a) each outstanding share of the Company’s common stock subject to vesting or other lapse restrictions (“restricted stock”) was vested in full and became free of such restrictions, and was cancelled and extinguished and automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to any tax withholding, and (b) each outstanding option to acquire the Company’s common stock with an exercise price less than $39.50 per share was cancelled and converted automatically into the right to receive an amount in cash equal to the excess of $39.50 over the per share exercise price of the stock option, without interest and subject to any tax withholding, for each share for which the option would have been exercisable. The total amount of consideration payable in connection with the Merger, including with respect to restricted stock and stock options, is approximately $314.0 million in cash. The funds used by Parent to consummate the Merger are from (a) equity contributions by funds affiliated with Linden and certain other co-investors and (b) proceeds from debt financing provided by Madison Capital Funding LLC, Golub Capital LLC (on behalf of itself and/or one or more of its affiliates), Ares Capital Corporation, Maranon Capital, L.P., Audax Mezzanine Fund III, L.P., CFIG Polished Co-Invest SPV, LLC and certain other lenders.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on January 31, 2013, the Company submitted a written request to The NASDAQ Stock Market LLC (“NASDAQ”) for NASDAQ to cease trading of the Company’s common stock on the NASDAQ Capital Market, to suspend the listing of the Company’s common stock and to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company’s common stock from the NASDAQ Capital Market and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15, requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of the Company’s common stock, restricted stock and stock options immediately prior to such effective time ceased to have any rights as stockholders of the Company (other than their right to receive the Per Share Merger Consideration or, in the case of each outstanding stock option, the option consideration equal to the excess of $39.50 over the per share exercise price of such option), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01.  Changes in Control of Registrant.

The information in Items 2.01, 3.01 and 3.03 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of the Company was removed and the directors of Merger Sub became the directors of the Company. The new directors of the Company are Anthony Davis and William Drehkoff. Messrs. Davis and Drehkoff are affiliated with Linden.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the officers of the Company (including Alfred E. Brennan, Jr., the Chief Executive Officer, and Arthur L. Herbst, Jr., the President and Chief Financial Officer) was removed and the officers of Merger Sub became the officers of the Company. Upon the effective time of the Merger, the new officers of the Company include Anthony Davis (President), William Drehkoff (Vice President and Secretary) and Julia Carter (Vice President and Assistant Secretary).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As set forth in Exhibit C to the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation and bylaws were amended and restated in their entirety.

Copies of the amended and restated articles of incorporation and amended and restated bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 30, 2013, the Company held the Special Meeting to adopt the Merger Agreement. Adoption of the Merger Agreement required the affirmative vote of the holders of at least two-thirds of the shares of the Company’s common stock outstanding at the close of business on January 2, 2013 (the “Record Date”) and entitled to vote in accordance with Missouri law. According to the report of the inspector of elections, the Merger Agreement was approved by the Company’s stockholders at the Special Meeting.

A second proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger was also approved.

A third proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement was not needed.

The tally for the votes for the adoption of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,127,813	2,952	71,747	0
The tally for the votes for approval, by a non-binding, advisory vote, of certain compensation arrangements for the Company’s named executive officers in connection with the Merger is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,943,726	1,946,684	312,024	0

Item 8.01.  Other Events.

On January 31, 2013, the Company issued a press release announcing the completion of the Merger.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated December 3, 2012, among Young Innovations Holdings LLC, YI Acquisition Corp. and Young Innovations, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 4, 2012).

3.1	Amended and Restated Certificate of Incorporation of Young Innovations, Inc.
3.2	Amended and Restated Bylaws of Young Innovations, Inc.
99.1	Press Release by Young Innovations, Inc., dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
/s/ Anthony Davis
Date: February 5, 2013	Name: Anthony Davis
Title: President